UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Capital Market

Item 1.01Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off-balance Sale Arrangement of a Registrant.

On October 19, 2023, H Halston IP, LLC (the “Borrower”), a wholly-owned indirect subsidiary of Xcel Brands, Inc. (“Xcel”), entered into a Term Loan Agreement (the “Loan Agreement”) with Israel Discount Bank of New York (the “Lender”).  Pursuant to the Loan Agreement, the Lender made a term loan in the aggregate amount of $5,000,000 (the “Term Loan”).  The proceeds of the Term Loan were used to pay fees, costs and expenses incurred in connection with entering into the Loan Agreement, and may be used for working capital purposes.

In connection with the Loan Agreement, the Borrower and H Licensing, LLC (“H Licensing”), a wholly-owned subsidiary of Xcel, and the Borrower entered in to a Security Agreement (the “Security Agreement”) in favor of the Lender and Xcel entered into a Membership Interest Pledge Agreement (the “Pledge Agreement”) in favor of the Lender.  Pursuant to the Security Agreement, the Borrower and H Licensing granted to the Lender a security interest in substantially all of their respective assets, other than the trademarks owned by the Borrower and H Licensing, to secure the Borrower’s obligations under the Loan Agreement.  Pursuant to the Pledge Agreement, Xcel granted to the Lender a security interest in its membership interests in H Licensing to secure the Borrower’s obligations under the Loan Agreement.

Upon entering into the Loan Agreement, Xcel paid a commitment fee to the Lender in the amount of $50,000 and legal fees to counsel to the Lender in the amount of $82,000.

The Term Loan matures on October 19, 2028.  Principal on the Term Loan shall be payable in quarterly installments of $250,000 on each of January 2, April 1, July 1 and October 1of each year, commencing on April 1, 2024.

The Borrower has the right to prepay all or any portion of the Term Loan.

Interest on the Term Loan will accrue at Term SOFR plus 4.25% per annum.  The Borrower entered into a swap agreement with the Lender pursuant to which the Lender will pay the Borrower Term SOFR plus 4.25% per annum on the notional amount of the swap in exchange for the Borrowing paying the Lender 9.46% per annum on such notional amount.   Interest on the Term Loan is payable on the first day of each calendar month.  Term SOFR is defined in the Loan Agreement as the forward-looking term rate based on secured overnight financing rate as administered by the Federal Reserve Bank of New York for an interest period equal to one month on the day that is two U.S. Government Securities Business Days prior to the first day of each calendar month.

The Loan Agreement contains customary covenants, including reporting requirements, trademark preservation and the following financial covenants of the Borrower:

•a guaranteed minimum royalty ratio as at the last day of each fiscal year set forth below:

Fiscal Year	Guaranteed Minimum Royalty Ratio
2023	1.15 to 1.0
2024	1.15 to 1.0
2025	1.20 to 1.0
2026 and thereafter	1.25 to 1.0

•a fixed charge coverage ratio as at the last day of each fiscal year, commencing with the fiscal year ended December 31, 2024, of no less than 1.10 to 1.0; and

•minimum cash balances in its primary operating account at the Lender of not less than $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: October 20, 2023